Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-25782, No. 33-78196, No. 333-05440, No. 333-06542, No. 333-08404, No. 333-09342, No. 333-11124, No. 333-12692 and No. 333-127979) of Orbotech Ltd. of our report dated March 29, 2007 relating to the consolidated financial statements, which appears in this Form 20-F.

Tel Aviv, Israel	Kesselman & Kesselman
March 29, 2007	Certified Public Accountants (Isr.)

Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.